DRAFT
[Letter head]


The Board of Directors                   The Board of Directors
Holmes Financing (No.7) PLC              Holmes Funding Limited
Abbey House                              2 Triton Square
2 Triton Square                          Regents Place
Regents Place                            London
London                                   NW1 3AN
NW1 3AN


The Board of Directors
Holmes Trustees Limited
Abbey House
2 Triton Square
Regents Place
London
NW1 3AN



5th March, 2003


Dear Sirs

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Holmes Financing (No.7) PLC, Holmes Funding Limited and Holmes Trustees Limited on Form S-11 of our report on Holmes Financing (No. 7) PLC dated February 28, 2003 and our report on Holmes Funding Limited dated February 28, 2003, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

Yours faithfully,



/s/ Deloitte & Touche
London, England